As filed with the U.S. Securities and Exchange Commission on October 12, 2021

Registration No. 333-257126

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 4)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Fat Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27 Bukit Manis Road

Singapore, 099892
Telephone: 65-8590-2056

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168
Telephone: 1-800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW. Suite 900 Washington, D.C. 20001 (202) 689-2800	David M. Loev John S. Gillies The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, TX 77401 (713) 524 4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one redeemable warrant(2)	11,500,000 Units	$10.00	$115,000,000	$12,547
Class A ordinary shares included as part of the units(3)	11,500,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—	(4)
Representative’s Class A ordinary shares	115,000 Shares	10.00	1,150,000	$125
Total			$116,150,000	$12,672	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Fat Projects Acquisition Corp (the “Registrant”) is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-257126) (the “Registration Statement”) to file a revised Exhibit 5.2 and 23.3 (which is included in Exhibit 5.2). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibit 5.2 and 23.3 (which is included in Exhibit 5.2). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Memorandum and Articles of Association*
3.3	Third Amended and Restated Memorandum and Articles of Association*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A ordinary share Certificate*
4.3	Specimen Warrant Certificate* (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP*
5.2	Opinion of Walkers (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant**
10.1	Form of Letter Agreement among the Registrant and our officers, directors, advisors and Fat Projects SPAC Pte Ltd*
10.2	Promissory Note, dated May 6, 2021, issued to Fat Projects SPAC Pte. Ltd.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders*
10.5	Securities Subscription Agreement, dated April 22, 2021, between the Registrant and Fat Projects SPAC Pte. Ltd. *
10.6	Form of Placement Warrant Purchase Agreement between the Registrant and Fat Projects SPAC Pte. Ltd. *
10.7	Form of Indemnity Agreement*
10.8	Form of Administrative Support Agreement by and between the Registrant and Fat Projects SPAC Pte. Ltd.*
14	Form of Code of Ethics*
23.1	Independent Registered Public Accounting Firm’s Consent*
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)*
23.3	Consent of Walkers (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant (included in Exhibit 5.2)**
24	Power of Attorney (included on the signature page to the initial filing of this Registration Statement)*
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Consent of Abel Martins Alexandre*
99.4	Consent of Tina Wyer*
99.5	Consent of Stanton Sugarman*
99.6	Consent of Samir Addamine*
99.7	Consent of Alex Bono*

*	Previously Filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sydney, on the 12th day of October, 2021.

Fat Projects Acquisition Corp

By:	/s/ David Andrada
Name: David Andrada
Title: Co-Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Tristan Lo and David Andrada his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Tristan Lo	Co-Chief Executive Officer	October 12, 2021
Tristan Lo	(principal executive officer)

/s/ David Andrada	Co-Chief Executive Officer and Chief Financial Officer	October 12, 2021
David Andrada	(principal executive officer and accounting officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on the 12th day of October, 2021.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Collen A. De Vries
Name: Collen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.